U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                             __________________



                                FORM 8-K


                             CURRENT REPORT
                    Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934


                            __________________



             Date of Report (Date of earliest event reported):
                             December 1, 1997


                                 MVSI, Inc.
          (Exact name of registrant as specified in its charter)


                            __________________



          Delaware                    0-26614                54-1707718
(State or other jurisdiction of     (Commission           (I.R.S. Employer
 incorporation or organization)     File Number)         Identification No.)


   8133 Leesburg Pike, Suite 750, Vienna, VA                  22182
    (Address of principal executive offices)                (Zip code)



               Registrant's telephone number, including area code:
                                (703) 356-5353



           Former name or former address, if changed since last report:
                                     n/a

                                  MVSI, INC.

                   INFORMATION TO BE INCLUDED IN THE REPORT




Item 1.   Changes in Control of Registrant.

          None.

Item 2.   Acquisition or Disposition of Assets.

          None.

Item 3.   Bankruptcy or Receivership.

          None.

Item 4.   Changes in Registrant's Certifying Accountant.

          None.

Item 5.   Other Events.

          On December 1, 1997, the Board of Directors of the Registrant authorized the Registrant to make open market repurchases of up to 2,000,000 MVSI Class A Warrants. The Registrant previously announced on October 30, 1997, that the Company's Board of Directors had authorized the redemption of the Company's approximately 5 million outstanding publicly traded Class A Warrants, 1 million non-publicly traded Class B Warrants and the open market repurchases of up to 1 million shares of MVSI common stock.

Item 6.   Resignation of Registrant's Directors.

          None.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          Exhibit 1.    Registrant's Press Release, dated December 1, 1997

Item 8.   Change in Fiscal Year.

          None.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   MVSI, INC.


Date:  December 1, 1997                   By:    EDWARD RATKOVICH
       ----------------                          ----------------
                                                 Edward Ratkovich
                                               Chairman of the Board,
                                                 CEO and President

Exhibit 1:

FOR IMMEDIATE RELEASE
Tuesday, December 2, 1997


             MVSI AUTHORIZES OPEN MARKET REPURCHASE OF UP TO 2,000,000
                                 CLASS A WARRANTS

     MVSI, Inc. (Nasdaq: "MVSI"), a Washington, D.C. area broad based technology products and services company, announced today that the Company's Board of Directors authorized, on December 1, 1997, the Company to make, from time to time and in such amounts as the Company determines to be in the best interest of the Company and its securities holders, open market repurchases of up to 2,000,000 MVSI Class A Warrants.

     MVSI publicly announced on October 30, 1997 that the Company's Board of Directors had authorized the redemption of the Company's approximately 5 million outstanding publicly traded Class A Warrants, the 1 million non-publicly traded Class B Warrants and the repurchase of up to 1 million shares of MVSI common stock. From the redemption announcement to this date, over 700,000 Class A Warrants have been exercised totaling approximately $3,000,000 to the Company. The Class A Warrants, which trade on the Nasdaq National Market System (Nasdaq: "MVSIW"), entitle the holder to purchase one
(1) share of MVSI Common Stock, $.01 par value, at $4.00 per share. The Class B Warrants are privately held and each Class B Warrant entitles the holder to purchase one (1) share of MVSI Common Stock, $.01 par value, at $4.20 per share.

     Edward Ratkovich, Chairman, President and CEO, stated "We called for the redemption of the outstanding warrants to take advantage of substantial new business and investment opportunities. With our loyal securities holders in mind, the Company has determined it to be in their best interest to repurchase warrants to reduce any potential for arbitrage of the warrants so that our investors may continue to participate in the Company's future operational and financial success. Currently in the first quarter, our revenue run rates are exceeding any previous quarter in the Company's history. Specifically, the substantial new business and investment opportunities exist in software development, to include Year 2000 conversion projects, and the software technology training areas.

     MVSI manufactures and integrates machine vision systems for robotics, semiconductor and other industries, integrates and markets brand name proprietary and generic high-end computer system products and support services, provides technology training and performs computer software engineering and development for systems applications, including implementing solutions for the Year 2000 conversion.

     Except for historical information herein, certain matters discussed in this release include forward-looking statements that may involve a number of risks and uncertainties, which projections and statements are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995.

     For additional public information on MVSI, Inc., please contact the company at its principal executive offices at 8133 Leesburg Pike, Suite 750, Vienna, Virginia 22182, telephone (703) 356-5353 and facsimile (703)-356-5354. MVSI, Inc.'s website is located at www.mvsiinc.com.